Exhibit 10.6

June 6, 2014

Alexander Moczarski
[Address]
[City, State, Zip Code]

Subject:    Terms of Employment

Dear Alex:

This amendment to the Letter Agreement, dated November 21, 2013, between you and Marsh & McLennan Companies, Inc. (the “2013 Letter Agreement”) revises the terms and conditions of your employment by Marsh & McLennan Companies, Inc. The 2013 Letter Agreement will continue to govern your employment, except as specified below, effective as of May 14, 2014:

1.	Exhibit A to the 2013 Letter Agreement shall be deleted and replaced in its entirety with the attached Exhibit A.

Please acknowledge your agreement with the terms of this letter agreement by signing and dating below and the enclosed copy and returning one executed document to me on or before June 20, 2014.

Sincerely,

/s/ Daniel S. Glaser
Daniel S. Glaser
President and Chief Executive Officer
Marsh & McLennan Companies, Inc.

Accepted and Agreed:

/s/ Alexander Moczarski
(Signature)

June 11, 2014
(Date)

June 6, 2014
Alexander Moczarski

Exhibit A

Board or Committee Memberships	• British-American Business Association (BABA) • International Insurance Society (IIS) • Bayard
Annual Base Salary	$800,000
Annual Target Bonus Opportunity
Bonus awards are discretionary. Anticipated target bonus of $1,500,000 commencing with the 2013 performance year (awarded in 2014). Actual bonus may range from 0% - 200% of target, based on achievement of individual performance objectives, Guy Carpenter’s performance and/or Marsh & McLennan Companies’ performance as Marsh & McLennan Companies may establish from time to time.

Annual Target Long Term Incentive Opportunity	Long-term incentive awards are discretionary. Anticipated target grant date fair value of $1,500,000, commencing with the award made in 2015.